QUANTUM TECHNOLOGIES

P R E S S R E L E A S E

Quantum Technologies Closes $12.3 Million in Private Placement of Common Stock Units with Accredited Investors

Irvine, Calif., September 8, 2009 /PRNewswire/ - Quantum Fuel Systems Technologies Worldwide, Inc. (Nasdaq: QTWW), today announced that it has completed a private placement offering of Common Stock Units with certain accredited investors at a price of $612 per Unit resulting in gross proceeds of $12.3 million. Each Common Stock Unit consisted of 1,000 shares of common stock and a five-year warrant to purchase up to 100 shares of common stock. Quantum issued a total of 20.1 million shares, which includes a first tranche of 6.4 million shares that closed on August 3, 2009 and a final tranche of 13.7 million shares that closed on September 4, 2009, and warrants to purchase 2.0 million shares of common stock at $0.85 per share. The proceeds, net of placement agent fees and expenses, will be used for general working capital purposes. JP Turner& Company, L.L.C. acted as placement agent for the transaction.

About Quantum:

Quantum Fuel Systems Technologies Worldwide, Inc., a fully integrated alternative energy company, is a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles. Quantum's portfolio of technologies includes advanced lithium-ion battery systems, electronic controls, hybrid electric drive systems, hydrogen storage and metering systems, and alternative fuel technologies that enable fuel efficient, low emission hybrid, plug-in hybrid electric, fuel cell, and alternative fuel vehicles. Quantum's powertrain engineering, system integration, vehicle manufacturing, and assembly capabilities provide fast-to-market solutions to support the production of hybrid and plug-in hybrid, hydrogen-powered hybrid, fuel cell, alternative fuel, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum's customer base includes automotive OEMs, dealer networks, fleets, aerospace industry, military and other government entities, and other strategic alliance partners.

More information can be found about Quantum's products and services at www.qtww.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned in this release. The securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.

Forward Looking Statements

Except for historical information, the statements, expectations, and assumptions contained in the foregoing press release are forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's expectations regarding expected future opportunities for Quantum; the Company's ability to pursue strategic initiatives, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Such statements are subject to a number of risks and uncertainties, and actual results could differ materially from those discussed in any forward-looking statement.

Factors that could cause actual results to differ materially from such forward-looking statements include, among other factors, prevailing market conditions; the Company's ability to design and market automotive products; the Company's ability to meet customer specifications and qualification requirements; availability of component parts and raw materials that meet the Company's requirements; and the Company's ability to source alternative materials and suppliers. Reference should also be made to the risk factors set forth from time to time in the Company's SEC reports, including but not limited to those contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2008. The Company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

Email: DRasmussen@qtww.com

+1-206-315-8242

2009 Quantum Fuel Systems Technologies Worldwide, Inc.

Advanced Technology Center

17872 Cartwright Road, Irvine, CA 92614

Phone 949-399-4500 Fax 949-399-4600